EXHIBIT A

                                  CERTIFICATE OF OWNERSHIP AND MERGER

                                                  OF

                                              HOLCEM INC.
                                       (a Delaware corporation)

                                                 INTO

                                              HOLNAM INC.
                                       (a Delaware corporation)

                                   (filed pursuant to Section 253 of
                                    the General Corporation Law of
                                        the State of Delaware)


     The undersigned hereby certify that:

     (1) Holnam Inc. ('Holnam) was incorporated on the 8th day of May, 1981 under the name HOFI North America Inc. pursuant to the General Corporation Law of the State of Delaware.

     (2) Holcem Inc., a corporation incorporated on the 23rd day of December, 1993 pursuant to the General Corporation Law of the State of Delaware ('Holcem), owns more than 90% of the issued and outstanding shares of common stock, par value $.01 per share, of Holnam and 100% of the issued and outstanding shares of 7% Cumulative Convertible Preferred Stock, par value $.10 per share, of Holnam, which constitute all the outstanding classes of stock of Holnam.

     (3) The directors of Holcem, at a meeting duly called and held on January 7, 1994, unanimously adopted the following resolutions authorizing the merger of Holcem with and into Holnam (the 'Merger) and the amendment of the Restated Certificate of Incorporation, as amended, of Holnam:

MERGER OF HOLCEM WITH HOLNAM

     RESOLVED, that, pursuant to Section 253 of the General Corporation Law of the State of Delaware (the 'DGCL), Holcem merge (the 'Merger) with and into Holnam Inc., a Delaware corporation ('Holnam).

     RESOLVED, that at the effective time of the Merger each outstanding share of common stock of Holnam (other than any shares owned by Holcem and subject to the rights of stockholders of Holnam who perfect their dissenters' appraisal rights) be converted into the right to receive $7.65 in cash (the 'Cash Consideration) upon the surrender of the certificates for such shares of common stock of Holnam to the paying agent for Holdernam Inc.

     RESOLVED, that this Board of Directors has reviewed and considered such information from and related to Holnam and concerning the Merger as it deemed relevant and appropriate, and a presentation by and the opinion of Merrill Lynch, Pierce, Fenner & Smith, dated January 7, 1994 and addressed to Holcem and certain affiliates of Holcem, concerning the fairness of the Cash Consideration to be received by the stockholders of Holnam other than Holcem and, on the basis of such review and consideration, this Board of Directors finds the Merger to be fair to the stockholders of Holnam other than Holcem.

     RESOLVED, that upon the surrender by Holdernam Inc., a Delaware corporation and the owner of all the issued and outstanding capital stock of Holcem ('Holdernam), of the certificates for the shares of common stock of Holcem to the paying agent after the effective time of the Merger, Holnam shall deliver or cause to be delivered to Holdernam certificates for (a) 1,000 shares of common stock of Holnam in lieu of the 128,491,701 shares of common stock of Holnam held by Holcem prior to the Merger, and (b) 1,034.71333 shares of 7% Cumulative Convertible Preferred Stock of Holnam in lieu of the 620,828 shares of the 7% Cumulative Convertible Preferred Stock of Holnam held by Holcem prior to the Merger, which newly issued certificates shall represent all the issued and outstanding equity securities of Holnam immediately after the Merger.

     RESOLVED, that the stockholders of Holnam other than Holcem shall have appraisal rights as set forth in Section 262 of the DGCL.

     RESOLVED, that the proper officers of Holcem are authorized to execute, acknowledge, file and record a certificate of ownership and merger in accordance with the requirements of Section 253 of the DGCL (the 'Certificate of Ownership and Merger) and to cause the Merger to become effective, all without further action by this Board of Directors.

     RESOLVED, that at any time before the Certificate of Ownership and Merger is filed with the Secretary of State of the State of Delaware, this Board of Directors may amend these resolutions and abandon the Merger, all in the manner and to the extent permitted by Sections 253(c) and 251(d) of the DGCL.

AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION OF HOLNAM

     RESOLVED,   that  upon  the  effectiveness  of  the  Merger,  the  restated
certificate of incorporation, as amended, of Holnam be amended as follows:

     (a) The preamble of Article FOURTH shall be amended so that, as amended, said preamble shall be and read as follows:

     'FOURTH: The total number of shares of stock of all classes which the corporation is authorized to issue is 4,000 shares, consisting of 2,000 shares of Common Stock, par value $.01 per share (the Common Stock'), and 2,000 shares of Preferred Stock, par value $.10 per share (the Preferred Stock'). The voting powers, designations, preferences, relative rights, qualifications, limitations and restrictions of each class shall be as follows:

     (b) The resolutions set forth in the Certificate of Designation of the 7% Cumulative Convertible Preferred Stock, par value $.10 per share (the 'Series A Preferred), of Holnam dated as of June 2, 1993 shall be amended as follows:

     (i) The Series A Preferred shall consist initially of 1,000 shares instead of the 600,000 shares currently provided in the first and tenth such resolutions and the 10,150 shares and 10,678 shares of Series A Preferred Stock issued on August 15 and November 15, 1993, respectively, as dividends shall instead aggregate 34.71333 shares;

     (ii) The form of stock certificate annexed thereto as Exhibit A shall be amended to the extent necessary to reflect the changes in the Series A Preferred set forth herein;

     (iii) The annual preferential cumulative dividend per share set forth in the third such resolution shall be changed from $3.50 per share to $2,100.00 per share effective as of the date hereof;

     (iv) The preferential distribution provided in clause (x) of the fifth such resolution shall be changed from $50 per share to $30,000 per share;

     (v) The number of shares of Common Stock into which each share of Series A Preferred may be converted shall be changed from 13.5 shares set forth in the sixth such resolution to 0.06 shares; and

     (vi) The table of Redemption Prices set forth in the seventh such resolution is replaced in its entirety by the following table:

REDEMPTION

                             Redemption Date                                           Price Per
                                                                                         Share
                 From May 15, 1997 to May 14, 1998..................................    $31,260
                 From May 15, 1998 to May 14, 1999..................................    $31,050
                 From May 15, 1999 to May 14, 2000..................................    $30,840
                 From May 15, 2000 to May 14, 2001..................................    $30,630
                 From May 15, 2001 to May 14, 2002..................................    $30,420
                 From May 15, 2002 to May 14, 2003..................................    $30,210
                 On or after May 15, 2003...........................................    $30,000


               (4) The Merger has been duly approved by the sole stock-holder of Holcem at a meeting duly called and held on January 7, 1994.

               (5) The Restated Certificate of Incorporation, as amended, of Holnam, further amended as provided in paragraph (3) above, shall be the certificate of incorporation of the surviving corporation.

               (6) The Merger shall become effective as of the close of business on the date on which this Certificate of Ownership and Merger is filed with the Secretary of State of the State of Delaware, at which time Holcem shall merge with and into Holnam, which, as the surviving corporation, shall continue its corporate existence under the laws of the State of Delaware under its current name, Holnam Inc.

               IN WITNESS WHEREOF, Holcem Inc. has caused this Certi-ficate of Ownership and Merger to be signed in its corporate name by its President and attested by its Secretary, and each signatory acknowledges, under penalties of perjury, that this instrument is the act and deed of Holcem Inc. and that the facts stated herein are true as of the 22nd day of February, 1994.

                                      HOLCEM INC.


                                      By:    /s/Peter Byland
                                         .............................
                                            NAME: PETER BYLAND
                                            TITLE: PRESIDENT

ATTEST:

    /s/Pierre F. Haesler
    ..................................
   NAME: PIERRE F. HAESLER
   TITLE: SECRETARY